FCPT Provides Company and COVID-19 Update MILL VALLEY, CA – May 13, 2020 / Business Wire – Four Corners Property Trust, Inc. (“FCPT” or the “Company”, NYSE: FCPT) today announced an update to its previously disclosed activities and response to the ongoing COVID-19 pandemic. Real Estate Portfolio Update As previously disclosed, FCPT is currently engaged in discussions with tenants about how best to respond to the COVID-19 pandemic and the various measures intended to prevent its spread. As of May 13, 2020, FCPT has received April and May rent payments from over 89% and 84%, respectively, of our portfolio, as measured by contractual annual base rent. In addition, we are currently reviewing short-term rent relief requests on a case-by-case bases, most often in the form of rent deferral requests or requests for further discussion from tenants, from substantially all of our portfolio, as measured by contractual annual base rent. Although we have not entered into any definitive agreements with any of our tenants as of May 13, 2020, we are currently in discussions with several tenants, which could potentially increase our rent collected for both April and May to up to 90%, as measured by contractual annual base rent, in the near term. However, as previously disclosed, the situation surrounding the COVID-19 pandemic remains fluid, and although we are actively managing our response in collaboration with tenants, government officials and business partners and assessing potential impacts to our financial position and operating results, as well as potential adverse developments in our business, the ultimate consequences of the COVID-19 pandemic on our business, including our rent collections, remains unknown. Liquidity Update As previously announced on March 31, 2020, FCPT recently entered into agreements to issue $125 million of senior unsecured notes (the “Notes”). The Notes consist of $75 million of notes with a ten-year term, which funded on April 8, 2020, and mature on April 8, 2030, and priced at a fixed interest rate of 3.20%, and $50 million of notes with a nine-year term, which are expected to fund on June 9, 2020, and mature on June 9, 2029, and priced at a fixed interest rate of 3.15%. These notes were issued at par value. On May 8, 2020, FCPT repaid $80 million of the outstanding amount on its credit facility. After giving effect to this repayment, and excluding the $50 million of notes expected to fund on June 9, 2020, FCPT had approximately $71 million in cash and cash equivalents on hand and approximately $152 million of remaining availability under its revolving credit facility as of May 13, 2020. FCPT also has no near-term debt maturities. Acquisitions Activity FCPT continues to re-evaluate transactions in its pipeline and has not acquired any properties during the second quarter of 2020 as of May 13, 2020. However, FCPT expects to engage in attractive acquisitions if opportunities arise throughout the remainder of the second quarter of 2020 and will announce any potential acquisitions as they occur consistent with FCPT’s past practice. As of May 13, 2020, FCPT did not have any material non-refundable deposits outstanding with respect to the acquisitions in its pipeline. About FCPT FCPT, headquartered in Mill Valley, CA, is a real estate investment trust primarily engaged in the acquisition and leasing of restaurant properties. The Company seeks to grow its portfolio by acquiring additional real estate to lease for use in the restaurant and retail industries. Additional information about FCPT can be found on the website at www.fcpt.com. Cautionary Note Regarding Forward-Looking Statements This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding FCPT’s intent, belief or expectations, including, but not limited to, statements regarding: operating and financial performance, acquisition pipeline, expectations regarding the making of distributions and the payment of dividends, and the effect of pandemics such as COVID-19 on the business operations of FCPT and FCPT’s tenants and their continued ability to pay rent in a timely manner or at all. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward- looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of FCPT’s public disclosure obligations, FCPT expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in FCPT’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and FCPT can give no assurance that its expectations or the events described will occur as described. For a further discussion of these and other factors that could cause FCPT’s future results to differ materially from any forward-looking statements, see the risk factors described under the section entitled “Item 1A. Risk Factors” in FCPT’s annual report on Form 10-K for the year ended December 31, 2019, as supplemented by the risk factor described under “Part II, Item 1A. Risk Factors” in FCPT’s quarterly report on Form 10-Q for the quarter ended March 31, 2020, and other risks described in documents subsequently filed by FCPT from time to time with the Securities and Exchange Commission Although FCPT received the substantial majority of rents owed to it in April and May, the COVID- 19 pandemic may affect its tenants and properties in a variety of ways that are difficult to predict. These trends may influence the ability or willingness of certain of FCPT’s tenants to pay rent in full or on a timely basis. Numerous state, local, federal and industry-initiated efforts have also affected or may affect landlords and their ability to collect rent and or enforce remedies for the failure to pay rent. As such, FCPT cannot guarantee its rent collections for future periods.